SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008

GALAXY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	1-32682 (Commission File Number)	98-0347827 (IRS Employer Identification No.)

1331 – 17th Street, Suite 1050, Denver, Colorado 80202
(Address of principal executive offices)(Zip Code)

(303) 293-2300
Registrant's telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03                                Bankruptcy or Receivership

On March 14, 2008, Galaxy Energy Corporation (“Galaxy”) and its wholly-owned subsidiary, Dolphin Energy Corporation (“Dolphin”), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Colorado (the “Court”) (Jointly Administered Under Case Numbers 08-13164 for Galaxy and 08-13166 for Dolphin).  Galaxy and Dolphin will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and the order of the Court.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 13, 2008, the registrant executed an unsecured promissory note for $145,000 in favor of Bruner Family Trust UTD March 28, 2005.  Interest accrues at the rate of 8% per annum and the note matures on July 11, 2008.

One of the trustees of Bruner Family Trust UTD March 28, 2005 is Marc E. Bruner, the president and a director of the registrant.

Proceeds of the loan will be used to support the registrant’s operations.

Item 9.01                                Financial Statements and Exhibits

Regulation S-K Number	Document

10.1	Unsecured Promissory Note dated March 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY ENERGY CORPORATION
March 14, 2008	By: /s/ Christopher S. Hardesty Christopher S. Hardesty Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Regulation S-K Number	Document

10.1	Unsecured Promissory Note dated March 13, 2008